Exhibit 3c

                         Form of Underwriting Agreement
                                       and
                            Form of Dealer Agreement

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                             UNDERWRITING AGREEMENT


         THIS AGREEMENT, made this ____ day of ________, ____, by and among Phoenix Mutual Life Insurance Company ("Phoenix Mutual"), a Connecticut mutual life insurance company, Phoenix Mutual Variable Accumulation Account ("VA Account"), a separate account of Phoenix Mutual, and Templeton Funds Distributor, Inc., a Florida corporation ("The Underwriter").


                                   WITNESSETH

         WHEREAS, Phoenix Mutual offers for sale certain variable life insurance and variable annuity contracts listed on Schedule A of this Agreement (the "Contracts"), and funded through the VA Account, a unit investment trust registered under the Investment Company Act of 1940 ("1940 Act"), pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 ("Securities Act").

         NOW THEREFORE, in consideration of the mutual covenants herein contained, Phoenix Mutual, the VA Account and the Underwriter agree as follows:

         1. APPOINTMENT. Phoenix Mutual and the VA Account hereby appoint the Underwriter as the exclusive Principal Underwriter for the distribution of the Contracts and grant to it the exclusive right during the term of this agreement to solicit applications for the purchase of the Contracts. In exercising this right, the Underwriter may solicit applications from prospective purchasers through broker-dealer firms with which it has entered into written agreements complying with the requirements of paragraph 7 hereof.

         The Underwriter accepts such appointment and agrees, for the compensation herein provided, to use its best efforts (in states where the Contracts are approved or qualified for sale under applicable securities and insurance law) to obtain from prospective purchasers applications for Contracts which comply with the then current prospectus for the Contracts, although the Underwriter is under no obligation to obtain applications for any specified number of the Contracts. The Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934, is and will remain a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and will promote the Contracts in compliance with all applicable federal and state law.

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         2. DOCUMENTS. Phoenix Mutual shall furnish TFD with copies of all
Prospectuses, and other documents which TFD reasonably requests in connection with the distribution of the Contracts. Phoenix Mutual agrees to advise TFD immediately in the case of an issuance by the Securities and Exchange Commission ("SEC") of any stop order suspending the effectiveness of the Prospectus, of the happening of any material event which makes untrue any statement made in the Registration Statement for the Contracts, or which requires the making of a change in the Registration Statement in order to make the statements therein not misleading, and of all action of the SEC with respect to any amendments to the Registration Statement which may from time to time be filed with the SEC.

         3. APPLICATIONS. Phoenix Mutual and the VA Account agree to approve and accept all applications accompanied by the initial premium payment, tendered to them by the Underwriter or broker-dealer firm that has entered into a Selling Agreement with TFD, which comply in all material respects with the terms of the offering and with all applicable laws, and to issue Contracts to such purchasers thereof as promptly as practicable thereafter.

         4. REGISTRATION. Phoenix Mutual and the VA Account agree to use their best efforts to effect and maintain the registration of the Contracts under the Securities Act and of the VA Account under the 1940 Act, and to qualify the Contracts under the state securities and insurance laws, and to qualify the Contracts as annuities under the Internal Revenue Code. Phoenix Mutual will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) of the registration and maintenance of the Contracts under the Securities Act and of the VA Account under the 1940 Act, and to qualify the Contracts under the state securities and insurance laws.

         5. EXPENSES. The Underwriter will pay the expenses incurred in connection with the offering and sale of the Contracts, including but not limited to, the expenses incurred in connection with printing the prospectus for Templeton Variable Products Series Fund ("the Fund") to be used in connection with the sale of the Contracts, and the sales literature and promotional materials for the Contracts, and for the sale and delivery of the Contracts.

         6. COMPENSATION. Phoenix Mutual shall pay to the Underwriter an amount equal to 5.50% of the premium payments paid under Contracts sold during the term of this Agreement. However, in the alternative, Phoenix Mutual shall, at the option of the Underwriter and to the extent permissible under federal securities laws, pay to the Underwriter an amount equal to 5.00%, and to such entity designated by TFD to perform wholesaling services, a wholesaling fee equal to 0.50%, of the premium payments paid under Contracts sold during the term of this

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Agreement. TFD will, in turn, compensate broker-dealer firms with which TFD has entered into an Agreement pursuant to Section 7 in an amount mutually agreed upon between the parties.

         7. BROKER-DEALERS. The Underwriter may enter into written agreements with broker-dealers for the purpose of soliciting applications for the purchase of the Contracts on such terms and conditions as the Underwriter may determine not inconsistent with this agreement. Any such broker-dealer must:

         (a) be a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.; and

         (b) agree that, in connection with the solicitation of applications for the purchase of Contracts, the broker-dealer will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to the sale of the Contracts and will indemnify and hold harmless the Underwriter from any damage or expense on account of the negligence, misconduct or wrongful act of such broker-dealer or any employee, representative or agent of such broker-dealer.

         8. INSURANCE AGENTS. Phoenix Mutual and the VA Account will permit selected agents of a broker-dealer firm which have entered into a Selling Agreement with the Underwriter to be licensed and appointed as life insurance agents of Phoenix Mutual. Phoenix Mutual shall pay all fees to regulatory authorities associated with the appointment of such selected agents as insurance agents of Phoenix Mutual.

         9. INDEMNIFICATION. Phoenix Mutual will indemnify and hold harmless the Underwriter, for any expenses, losses, claims, damages or liabilities (including attorneys fees) incurred by reason of any material misrepresentation or omission in a registration statement, or prospectus for the Contracts, or on account of any other misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of Phoenix Mutual including any employee of Phoenix Mutual, to comply with the terms of this Agreement, but Phoenix Mutual shall not be required to indemnify for any expenses, losses, claims, damages or liabilities which have resulted from the negligence, misconduct or wrongful act of the party seeking indemnification.

         In soliciting applications for the purchase of Contracts, the Underwriter will in all respects conform to the requirements of all state and federal law, and the Rules of Fair Practice of the NASD relating to such solicitation. Underwriter will indemnify and hold harmless Phoenix Mutual and the VA Account

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from expenses, losses, claims, damages or liabilities (including attorneys fees)
incurred by reason of any material misrepresentation or omission in a registration statement or prospectus for the Fund, or in sales literature or promotional materials developed by Underwriter for the Contracts, or on account of any other misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of Underwriter, or any employee of the Underwriter to comply with the terms of this Agreement. Underwriter shall also hold harmless and indemnify Phoenix Mutual and the VA Account for any expenses, losses, claims, damages, or liability (including attorneys fees) arising from any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of a broker-dealer or its employees, agents or registered representatives, to comply with the terms of the Selling Agreement entered into with the Underwriter, but only to the extent that Underwriter is indemnified by the broker-dealer for the expense, loss, claim, damage or liability of Phoenix and the VA Account, pursuant to the terms of the Selling Agreement between the two parties.

         10. RECORDKEEPING AND REGULATORY INVESTIGATION. Phoenix Mutual and TFD shall cause to be maintained and preserved such accounts, books, and other documents as are required of them by the 1940 Act, the Securities and Exchange Act of 1934, and any other applicable laws and regulations. The books, accounts and records of Phoenix Mutual, of the VA Account, and of TFD as to transactions hereunder, shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. Phoenix Mutual and TFD agree that all records relating to transactions hereunder shall be subject to reasonable periodic, special or other audit or examination by the SEC, NASD, or any state insurance commissioner or any other regulatory bodies having jurisdiction. Phoenix Mutual and TFD agree to cooperate fully in any securities, insurance or judicial regulatory investigation, inspection, inquiry or proceeding arising in connection with the Contracts distributed under this Agreement, or with respect to Phoenix Mutual, TFD, or their affiliates, to the extent related to the distribution of the Contracts. Phoenix Mutual and TFD will notify each other promptly of any customer complaint or notice of any regulatory proceeding with respect to each other, and, in the case of a customer complaint, will cooperate in arriving at a mutually satisfactory response.

         11. TERMINATION. This agreement shall become effective on the date of this agreement and shall continue to be in effect, except that:

         (a) Any party hereto may terminate this agreement on any date by giving the other party at least thirty (30) days' prior written notice of such termination specifying the date fixed therefor.

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         (b)   This agreement may not be assigned by the Underwriter without the consent of Phoenix Mutual.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties have hereunto met their hands on the date first above written.


                                     PHOENIX MUTUAL LIFE INSURANCE COMPANY

                                                      AND

                                     PHOENIX MUTUAL VARIABLE ACCUMULATION
                                     ACCOUNT



                                     By_________________________________
                                          Title:



                                      TEMPLETON FUNDS DISTRIBUTOR, INC.



                                     By_________________________________
                                          Title:

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                                SELLING AGREEMENT
                                -----------------

Templeton Funds Distributor, Inc. ("TFD"), the exclusive principal underwriter for the Contracts hereunder described and __________, (the "Dealer") enter into this Agreement this _____ day of _____, 19__, for the purpose of authorizing the Dealer to offer and sell the Contracts hereunder described, subject to the following provisions:

1. TFD hereby appoints Dealer to act as a nonexclusive distributor for the sale of and solicitation of applications for certain variable annuity contracts and/or variable life insurance policies ("Contracts") issued by Phoenix Mutual Life Insurance Company ("Phoenix Mutual") through the Phoenix Mutual Variable Accumulation Account or other segregated asset account of Phoenix Mutual, listed on schedule A of this Agreement. Dealer accepts such appointment and agrees to use its best efforts to find purchasers acceptable to Phoenix Mutual. Dealer shall deliver the policies, collect the first premiums thereon, and service said business subject to the terms of this Agreement. The Dealer is authorized to recruit Registered Representatives to carry out the purposes of this Agreement.

2. The Dealer will promptly forward to Phoenix Mutual, Variable Annuity Service Unit, One American Row, Hartford, Connecticut 06115, or its authorized designee, all Contract applications along with other documents if any, and any payments received with such applications, without deductions for compensation. Pursuant to an Underwriting Agreement dated __________, by and between TFD and Phoenix Mutual, Phoenix Mutual has agreed to approve and accept all applications, accompanied by the initial payment, tendered to them which comply in all material respects with the terms of the offering and with all applicable laws and to issue Contracts to such purchasers thereof as promptly as practicable thereafter. Any Contract application which is rejected, together with any payment made and other documents submitted, shall be returned to the Dealer. TFD will cause Phoenix Mutual, on behalf of the Dealer, to confirm the issue of the Contract to the Contract Owner.

3. TFD shall pay the Dealer within fifteen (15) days after the end of the calendar month in which purchase payments were received under Contracts sold through the Dealer, an amount equal to 5.00% of purchase or premium payments made under the Contracts.

4. The Dealer agrees to return promptly to TFD, all amounts received under paragraph 3 above for any Contract tendered for redemption within ten (10) days after the delivery of the Contract to the Contract Owner or within such longer period as specified in the Contracts' "free look" provision (prorata return for partial redemption).

5. Both the Dealer and TFD represent that they are a registered broker/dealer under the Securities Exchange Act of 1934 and members of the National Association of Securities Dealers, Inc. ("NASD") and agree to abide by all rules and regulations of the NASD, including its Rules of Fair Practice, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts, including the prospectus delivery requirements under the Securities Act of 1933 for the Contracts and any underlying mutual fund. The Dealer agrees to notify TFD promptly of any change, termination, or suspension of its status.

6. Any indebtedness or obligation of the Dealer to TFD or Phoenix Mutual, whether arising hereunder or otherwise, and any liabilities incurred or monies paid by TFD or Phoenix Mutual to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of Dealer or its employees, agents, and Registered Representatives to comply with this Agreement, shall be set

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    off against any compensation payable under this Agreement with TFD. The
    Dealer shall further indemnify and save harmless TFD and Phoenix Mutual for any losses or indebtedeness described hereunder not previously reimbursed. The terms of this provision shall not be impaired by termination of this Agreement.

7. The Dealer will select persons associated with it who are to be trained and qualified agents to solicit applications for the Contracts in conformance with applicable state and Federal laws. Any such persons shall be registered representatives of the Dealer in accordance with the rules of the NASD, be licensed to offer the Contract in accordance with the insurance laws of jurisdictions where the Contract may be lawfully sold, and be licensed with and appointed by Phoenix Mutual as a contracted insurance agent to solicit applications for the Contracts. Dealer will train and supervise agents to insure that purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for that applicant.

8. The activities of all agents referred to in Paragraph 7 will be under the direct supervision and control of the Dealer. The right of such agents to sell the Contracts is subject to their continued compliance with the rules and procedures which may be established by the Dealer or TFD, including those set forth in this Agreement.

9. The Dealer will offer and sell the Contracts only in states where the Contracts are qualified for sale, and only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and will make no representations not included in the prospectus, Statement of Additional Information, or in any authorized supplemental material supplied by TFD. With regard to the Contracts, the Dealer shall not use or permit its agents to use any sales promotion materials or any form of advertising other than that supplied or approved by TFD.

10. The Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as an agent or employee of TFD, and that it is not authorized to act for TFD except as specified herein nor make any representations on behalf of TFD or Phoenix Mutual.

11. This agreement may not be assigned by the Dealer without the consent of TFD. Any party hereto may cancel this Agreement upon ten days written notice. This Agreement shall automatically terminate if the Dealer voluntarily or involuntarily ceases to be, or is suspended from being, an NASD member or a registered broker/dealer. Furthermore, TFD reserves the right to revise the sales commissions set forth in paragraph 3 at any time upon the mailing of written notice of the Dealer. Failure of any party to terminate this Agreement for any of the causes set forth in this Agreement shall not constitute a waiver of the right to terminate this Agreement at a later time for any such causes.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement shall become effective upon execution as of the day and year written above.

Dealer _____________________________        Templeton Funds Distributor, Inc.

By: ________________________________        By: ________________________________

Title: _____________________________        Title: _____________________________

(Seal) Attest:______________________        (Seal) Attest:______________________